UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2013

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2013, Arthur J. Breault, Jr. informed the Board of Directors (the “Board”) of PHI, Inc. (the “Company”) that he would retire from the Board effective upon the conclusion of the Board’s regularly scheduled meeting on February 28, 2013. Mr. Breault’s retirement was due to ongoing health issues.

Item 5.03(a)	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Effective February 28, 2013, the Board amended Section 3.1 of the Company’s Amended and Restated By-laws to change the size of the Board from seven persons to a number set from time to time by resolution of the Board. The Amended and Restated By-laws, as so amended, are filed herewith as Exhibit 3(ii).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3(ii)	Amended and Restated By-laws of PHI, Inc. (as amended through February 28, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: March 4, 2013	By:	/s/ Trudy M. McConnaughhay
	Name:	Trudy M. McConnaughhay
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended and Restated By-laws of PHI, Inc. (as amended through February 28, 2013)